As filed with the Securities and Exchange Commission on November 4, 2021

Registration No. _____________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LIONS GATE ENTERTAINMENT CORP.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

250 Howe Street, 20th Floor

Vancouver, British Columbia V6C 3R8

and

2700 Colorado Avenue

Santa Monica, California 90404

(Address, including zip code, of Principal Executive Offices)

Lions Gate Entertainment Corp. 2019 Performance Incentive Plan

(Full title of the plan)

Adrian Kuzycz

Executive Vice President and Associate General Counsel

Lions Gate Entertainment Corp.

2700 Colorado Avenue

Santa Monica, California 90404

(877) 848-3866

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee
Common Shares, no par value per share(1)	5,000,000(2) shares	$13.755(3)	$68,775,000(3)	$6,375.44(3)

(1)

For purposes of this Registration Statement, “Common Shares” refers to both Class A Voting Shares (“Class A Shares”) of Lions Gate Entertainment Corp., a company continued under the laws of the Province of British Columbia (the “Company” or the “Registrant”), and Class B Non-Voting Shares (“Class B Shares”) of the Company. The shares offered pursuant to the Lions Gate Entertainment Corp. 2019 Performance Incentive Plan, as amended (the “2019 Plan”), may be Class A Shares or Class B Shares, as the Company may determine from time to time, and each share issued (whether a Class A Share or a Class B Share) will reduce the number of Common Shares remaining available for issuance under the 2019 Plan. As indicated in footnote (3) below, the registration fee for this Registration Statement was calculating using the average of the high and low prices of the Class A Shares on the date indicated below. Such high and low prices of the Class A Shares on that date were greater than the high and low prices, respectively, of the Class B Shares on that same date.

(2)

This Registration Statement covers, in addition to the number of Common Shares stated above, options and other rights to purchase or acquire the Common Shares covered by this Registration Statement and, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), an additional indeterminate number of shares, options and rights that may be offered or issued pursuant to the 2019 Plan as a result of one or more adjustments under the plan to prevent dilution resulting from one or more stock splits, stock dividends or similar transactions.

(3)

Pursuant to Securities Act Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Class A Shares on November 3, 2021, as quoted on the New York Stock Exchange.

The Exhibit Index for this Registration Statement is at page 5.

EXPLANATORY NOTE

This Registration Statement is filed by the Company to register additional securities issuable pursuant to the 2019 Plan and consists of only those items required by General Instruction E to Form S-8.

PART I

INFORMATION REQUIRED IN THE

SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Securities Act Rule 428(b)(1).

PART II

INFORMATION REQUIRED IN THE

REGISTRATION STATEMENT

Item 3.	Incorporation of Certain Documents by Reference

The following documents of the Company filed with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:

(a)	The Company’s Registration Statements on Form S-8, filed with the Commission on October 4, 2019 (Commission File No. 333-234102) and November 5, 2020 (Commission File No. 333-249883);

(b)	The Company’s Annual Report on Form 10-K for its fiscal year ended March 31, 2021, filed with the Commission on May 28, 2021 (Commission File No. 001-14880);

(c)	The portions of the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on July 29, 2021, that are incorporated by reference in Part III of the Company’s Annual Report on Form 10-K for its fiscal year ended March 31, 2021 (Commission File No. 001-14880);

(d)	The Company’s Quarterly Reports on Form 10-Q for its fiscal quarters ended June 30, 2021 and September 30, 2021, filed with the Commission on August 5, 2021 and November 4, 2021, respectively (each, Commission File No. 001-14880);

(e)	The Company’s Current Reports on Form 8-K, filed with the Commission on April 1, 2021, April 6, 2021, May 19, 2021, May 19, 2021, September 15, 2021 and November 4, 2021 (as to Item 8.01 only) (each, Commission File No. 001-14880); and

(f)	The description of the Company’s Common Shares contained in its Registration Statement on Form 8-A filed with the Commission on November 29, 2016 (Commission File No. 001-14880), and any other amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 5.	Interests of Named Experts and Counsel

Not applicable.

Item 8.	Exhibits

See the attached Exhibit Index at page 5, which is incorporated herein by reference.

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

4	Lions Gate Entertainment Corp. 2019 Performance Incentive Plan (as amended and restated, effective July 19, 2021). (Filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on September 15, 2021 (Commission File No. 001-14880) and incorporated herein by this reference.)

5	Opinion of Dentons Canada LLP (opinion re legality).

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Counsel (included in Exhibit 5).

24	Power of Attorney (included in this Registration Statement under “Signatures”).

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Monica, State of California, on November 4, 2021.

LIONS GATE ENTERTAINMENT CORP.

By:	/s/ James W. Barge
James W. Barge
Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Jon Feltheimer, Michael Burns, Corii Berg and James W. Barge, and each of them, acting individually and without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jon Feltheimer Jon Feltheimer	Chief Executive Officer and Director (Principal Executive Officer)	November 4, 2021

/s/ James W. Barge James W. Barge	Chief Financial Officer (Principal Financial and Accounting Officer)	November 4, 2021

/s/ Michael Burns Michael Burns	Director	November 4, 2021

Signature	Title	Date

/s/ Mignon L. Clyburn Mignon L. Clyburn	Director	November 4, 2021

/s/ Gordon Crawford Gordon Crawford	Director	November 4, 2021

/s/ Emily Fine Emily Fine	Director	November 4, 2021

/s/ Michael T. Fries Michael T. Fries	Director	November 4, 2021

/s/ Susan McCaw Susan McCaw	Director	November 4, 2021

/s/ Yvette Ostolaza Yvette Ostolaza	Director	November 4, 2021

/s/ Mark H. Rachesky, M.D. Mark H. Rachesky, M.D.	Chairman of the Board of Directors	November 4, 2021

/s/ Daryl Simm Daryl Simm	Director	November 4, 2021

/s/ Hardwick Simmons Hardwick Simmons	Director	November 4, 2021